UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010

AMHN, INC.

(Exact name of registrant as specified in its charter)

Utah	000-16731	87-0233535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North First Street, Suite 104, Burbank, California 91502

(Address of principal executive offices and Zip Code)

(424) 239-6781

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement	3

Item 9.01	Financial Statements and Exhibits	3

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed in the Current Report on Form 8-K filed by AMHN, Inc. (the “Company”) with the Commission on April 7, 2010, the Company issued a 4% Secured Promissory Note (the “Note”) in the principal base amount of $800,000 (the “Principal Base Amount”) to Seatac Digital Resources, Inc. (“Seatac”) on April 1, 2010, pursuant to the terms of that certain Note Purchase Agreement (the “Note Purchase Agreement”) of even date therewith. The Principal Base Amount of the Note, plus any and all additional advances made to the Company thereafter (the “Aggregated Principal Amount”), together with accrued interest at the annual rate of four percent (4%), is due in one lump sum payment on June 30, 2010 (the “Maturity Date”). The Note provides that the Note will automatically renew on the Maturity Date for additional ninety (90) day periods (the “Extended Maturity Date”) unless ten (10) days prior to the Extended Maturity Date the Holder provides written notice to the Company of its intent not to renew.

As of May 31, 2010, the Aggregated Principal Amount of the Note was $900,000 due to the advance of $50,000 to the Company in each of April and May 2010.

As security for the Company’s obligations under the Note Purchase Agreement and the Note, the Company pledged all of the capital stock of the Company’s subsidiary, America’s Minority Health Network, Inc., a Delaware corporation (the “Company’s Subsidiary”), pursuant to the terms of a Stock Pledge and Escrow Agreement dated April 1, 2010. Repayment of the Note is guaranteed by the Subsidiary and is also secured by a blanket lien encumbering the assets of the Company and the Company’s Subsidiary.

On June 18, 2010, Seatac gave the Company a ten (10) day notice to the Company that it did not intend to renew the Note to extend the Maturity Date; therefore, the entire sum of principal and interest due under the Note is payable on June 30, 2010. On July 1, 2010, Seatac made demand for the aggregated amount of $925,885.82 due under the Note, including principal and interest through June 30, 2010. Should the Company not pay the Note on or before ten (10) days from the date of the notice, Seatac has indicated that it will add a one-time late charge equivalent to six percent (6%) of the unpaid amount, or $55,553.14. Thereafter, the Stated Interest Rate shall be adjusted to a rate of ten percent (10%) per annum, subject to the limitations of applicable law. In addition, should the Company not pay the amount due, Seatac may decide to seek other remedies including a seizure of the Company’s assets and/or its subsidiaries.

The Company is currently investigating funding options to secure sufficient additional financing with which to repay the amount due to Seatac.

The foregoing descriptions of the Note, Note Purchase Agreement, and the Stock Pledge and Escrow Agreement is qualified, in its entirety, by reference to each agreement, copies of which were attached as exhibits to the Company’s Current Report on Form 8-K filed with the Commission on April 7, 2010, which report and exhibits are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired:

None.

(b) Pro Forma Financial Information:

None.

(c) Shell Company Transactions:

None.

(d) Exhibits:

Exh. No.	Date	Document

10.01	July 1, 2010	Notice of Demand from Seatac Digital Resources, Inc.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2010	AMHN, INC.

	By:	/s/ Robert Cambridge
Robert Cambridge
Chief Executive Officer

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